UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2003

MAGMA DESIGN AUTOMATION, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

000-33213	77-0454924
(Commission File Number)	(I.R.S. Employer Identification Number)

5460 Bayfront Plaza, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(408) 565-7500

(Registrant’s telephone number, including area code)

2 Results Way, Cupertino, California, 95014

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On October 17, 2003, Magma Design Automation, Inc. (“Magma”), a Delaware corporation, acquired Silicon Metrics Corporation, a Delaware corporation (“Silicon Metrics”) pursuant to an Agreement and Plan of Merger and Reorganization dated October 16, 2003 among Magma, Silicon Metrics, a wholly-owned subsidiary of Magma (“Merger Sub”), and Vess Johnson and Austin Ventures V, L.P., as stockholder agents (the “SMC Merger Agreement”). Pursuant to the SMC Merger Agreement, Merger Sub merged with and into Silicon Metrics, with Silicon Metrics continuing as the surviving corporation and a wholly-owned subsidiary of Magma. Magma paid $18.0 million in cash to Silicon Metrics security holders, including approximately $2.6 million payable to participants in a Silicon Metrics bonus plan. In addition, Magma may be required to pay up to $14.0 million in contingent cash consideration pursuant to an earn-out schedule, a portion of which may become payable to participants in the Silicon Metrics bonus plan. Pursuant to the terms of the SMC Merger Agreement, $2.6 million of the consideration was retained by Magma in a segregated bank account to secure certain indemnification obligations of the Silicon Metrics stockholders and bonus plan participants. The purchase price was determined by negotiation between Magma and Silicon Metrics. The funds used to pay the consideration for this acquisition came from Magma’s cash reserves. In connection with this acquisition, certain individuals entered into non-competition agreements with Magma.

Silicon Metrics develops characterization and modeling software for chip design. Magma intends to continue conducting Silicon Metrics’ business; it expects the acquired technology to form the foundation of Magma’s Silicon Correlation Division.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statement of Business Acquired.

The financial statements of the business acquired are not being filed with this report. Such financial statements, if required, will be filed on or before December 31, 2003 with the Securities and Exchange Commission.

(b)	Pro Forma Financial Information.

The pro forma financial information is not being filed with this report. Such financial statements, if required, will be filed on or before December 31, 2003 with the Securities and Exchange Commission.

(c)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of October 16, 2003, among Magma Design Automation, Inc., Silicon Metrics Corporation, Silicon Correlation, Inc., and Vess Johnson and Austin Ventures V, L.P., as Stockholder Agents

Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules to Exhibit 2.1 have been omitted, but will be furnished supplementally to the Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC.

Dated: October 31, 2003	By	/s/ Gregory C. Walker
Gregory C. Walker

Senior Vice President- Finance and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of October 16, 2003, among Magma Design Automation, Inc., Silicon Metrics Corporation, Silicon Correlation, Inc., and Vess Johnson and Austin Ventures V, L.P., as Stockholder Agents.